As filed with the Securities and Exchange Commission on July 25, 2001
                                                           Registration No. 333-
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933
                                 ---------------

                           PARAGON TECHNOLOGIES, INC.
               (Exact Name of Registrant as Specified in Charter)


         PENNSYLVANIA                                        22-1643428
(State or other jurisdiction of                     (IRS employer identification
 incorporation or organization)                                number)


                                600 Kuebler Road
                           Easton, Pennsylvania 18040
                                 (610) 252-3205
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                          1997 Equity Compensation Plan
                            (Full title of the Plan)

                                ----------------

                               Ronald J. Semanick
                             Chief Financial Officer
                           Paragon Technologies, Inc.
                                600 Kuebler Road
                           Easton, Pennsylvania 18040
                                 (610) 252-3205
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:
                           Jeffery P. Libson, Esquire
                               Pepper Hamilton LLP
                         1235 Westlakes Drive, Suite 400
                         Berwyn, Pennsylvania 19312-2401
                                 (610) 640-7800









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



                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                  Proposed Maximum       Proposed Maximum
 Title of Securities to       Amount to Be      Offering Price Per      Aggregate Offering           Amount of
      Be Registered           Registered(1)          Share(2)                Price(2)           Registration Fee (2)
=====================================================================================================================
 Common Stock, par value
     $1.00 per share            300,000               $7.375                 $2,212,500                  $554

=====================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalization or certain other capital adjustments.
(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low sale prices of the Registrant's Common Stock reported on the American Stock Exchange on July 24, 2001.

This registration statement is filed solely to reflect an increase of 300,000 shares of our common stock which are reserved for our 1997 Equity Compensation Plan, as amended and restated. In accordance with General Instruction E to Form S-8 and except as noted below, we incorporate by reference into this registration statement the contents of our registration statements numbered 333-36397 filed on September 25, 1997 and 333-59226 filed on April 19, 2001.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.
-------  --------

         The exhibit list is amended to read in its entirety as follows:

         Exhibit Number      Description
         --------------      -----------
         5                   Opinion of Pepper Hamilton LLP

         23.1                Consent of KPMG LLP

         23.2                Consent of KPMG LLP relating to SI/BAKER, INC.

         23.3                Consent of Pepper Hamilton LLP (included in its opinion filed as Exhibit 5 hereto)

         24                  Power of Attorney (included on the Signature Page of this Registration Statement)

         99                  1997 Equity Compensation Plan, as amended and restated (1)

----------------------

(1)      Filed as Exhibit A to the Registrant's proxy statement filed on May 29, 2000
         (File No. 001-15729)










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



                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Easton, Pennsylvania on July 25, 2001.

                                           Paragon Technologies, Inc.
                                           By /s/ William R. Johnson
                                              -----------------------
                                           William R. Johnson
                                           President and Chief Executive Officer



                                POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated. Each person whose signature appears below in so signing also makes, constitutes and appoints Ronald J. Semanick and William R. Johnson, and each of them acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement and a related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and in each case to file the same, with all exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                                   Title                                                Date
          ---------                                   -----                                                ----
/s/ Elmer D. Gates                  Chairman of the Board of Directors                                 July 25, 2001
---------------------------
Elmer D. Gates

/s/ William R. Johnson              President, Chief Executive Officer and Director                    July 25, 2001
---------------------------         (Principal Executive Officer)
William R. Johnson

/s/ Ronald J. Semanick              Vice President, Chief Financial Officer and Treasurer              July 25, 2001
---------------------------         (Principal Financial and Accounting Officer)
Ronald J. Semanick

/s/ Leon C. Kirschner               Chief Operating Officer,                                           July 25, 2001
---------------------------         President of Ermanco Incorporated and Director
Leon C. Kirschner

/s/ L. Jack Bradt                   Director                                                           July 25, 2001
---------------------------
L. Jack Bradt

/s/ Michael J. Gausling             Director                                                           July 25, 2001
---------------------------
Michael J. Gausling

/s/ Gilman J. Hallenbeck            Director                                                           July 25, 2001
------------------------
Gilman J. Hallenbeck

/s/ Anthony W. Schweiger            Director                                                           July 25, 2001
---------------------------
Anthony W. Schweiger

/s/ Steven Shulman                  Director                                                           July 25, 2001
---------------------------
Steven Shulman


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



Exhibit Index

Exhibit Number               Description
--------------               -----------
5                            Opinion of Pepper Hamilton LLP

23.1                         Consent of KPMG LLP

23.2                         Consent of KPMG LLP relating to SI/BAKER, INC.

23.3                         Consent of Pepper Hamilton LLP (included in its opinion filed as Exhibit 5 hereto)

24                           Power of Attorney (included on the Signature Page of this Registration Statement)

99                           1997 Equity Compensation Plan, as amended and restated (1)

----------------------

(1)      Filed as Exhibit A to the Registrant's proxy statement filed on May 29, 2001
         (File No. 001-15729)





















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